TENTH AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 14th day of November, 2012, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties to the Agreement desire to amend the fees of the Agreement and to add the Tortoise North American Energy Independence Fund and the Tortoise Energy  Income Select Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Name: James R. Arnold	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Tortoise

Amended Exhibit C
to the Fund Administration Servicing Agreement – Managed Portfolio Series

Name of Series
Tortoise MLP & Pipeline Fund
Tortoise North American Energy Independence Fund
Tortoise Energy Income Select Fund

FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES at November, 2012

Annual Fee Based Upon Average Net Assets Per Fund
[…]% ([…] basis points) on the first $125 million
[…]% ([…] basis points) on the next $250 million
[…]% ([…] basis points) on the balance
Minimum annual fee:  $[…]per fund

▪ Additional fee of $[…] for each additional class
▪ Additional fee of $[…] per additional manager / sub-advisor per fund

CCO Annual Fees (per fund or sub-advisor)
▪ $[…]/fund (subject to change based on Board review and approval)
▪ $[…]/ sub-advisor per fund
Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Services Included
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)
Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the two fee schedules on this Amended Exhibit C.

Tortoise Capital Advisors, L.L.C.

By:  /s/ P. Bradley Adams

Printed Name:  P. Bradley Adams

Title:  Director of Financial Operations

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Amended Exhibit C (continued) to the Fund Administration Servicing Agreement – Managed Portfolio Series

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE – Tortoise ADDITIONAL SERVICES at November, 2012

In support of external legal counsel
(Subject to services provided; assumes single manager; fees to be paid by Adviser)

Subsequent new fund launch
$[…]/project – one fund (Tortoise MLP & Pipeline Fund)
$[…]/project – second fund (Tortoise North American Energy Independence Fund)
$[…]/project – each subsequent fund

Note: Outside legal fees are included in the above fees only for the Tortoise MLP & Pipeline Fund and Tortoise North American Energy Independence Fund.  Additional reviews by Trust counsel for atypical circumstances are billed at cost.

Subsequent new share class launch – $[…]/project
Multi-manager funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Fees quoted above exclude out-of-pocket expenses, including but not limited to:
▪ Postage, if necessary
▪ Federal and state regulatory filing fees
▪ Expenses from Board of Trustee meetings
▪ Third party auditing and legal expenses (unless otherwise noted)
▪ EDGAR/XBRL filing
▪ All other out-of-pocket expenses

Daily Compliance Services (Charles River)
▪ Base fee – $[…]/fund per year
▪ Setup – $[…]/fund group
▪ Data Feed  – $[…]/security per month

Annual Section 15(c) Reporting
▪ $[…]/fund per report – first CUSIP
▪ $[…]/additional CUSIP report

Equity Attribution
▪ Base fee - $[…]per year, plus
▪ $[…] first user
▪ $[…] 2nd user
▪ $[…] thereafter

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